As filed with the Securities and Exchange Commission on November 1, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEREX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3531	34-1531521
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

200 Nyala Farm Road

Westport, Connecticut 06880

(203) 222-7170

(Address and telephone number of principal executive offices)

Eric I Cohen, Esq.

Terex Corporation

200 Nyala Farm Road

Westport, Connecticut 06880

(203) 222-7170

(Name, address, and telephone number of agent for service)

Copies to:

Bryan Cave LLP

1290 Avenue on the Americas

New York, New York 10104

Attention: Stuart A. Gordon, Esq.

David E. Fisher, Esq.

(212) 541-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2) (3)	Proposed Maximum Offering Price Per Unit (2) (3)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee (4)
Debt Securities (5)	-	-	-	$0
Preferred Stock, par value $.01 per share (5)	-	-	-	$0
Depositary Shares (5) (6)	-	-	-	$0
Common Stock, par value $.01 per share (5)	-	-	-	$0
Securities Warrants (5)	-	-	-	$0
Guarantees of Debt Securities by certain subsidiaries of Terex Corporation (7)	-	-	-	$0
Total	-	-	-	$0

(1)

Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder

(2)

We will determine the amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price from time to time in connection with issuances of securities registered under this registration statement.

(3)

Not applicable pursuant to General Instruction II.E of Form S-3 under the Securities Act of 1933.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”  Pursuant to Rule 457(p) $49,910 of the registration fees previously paid by Terex under the Shelf Registration Statement on Form S-3 filed on November 8, 2010 by Terex Corporation (Registration No. 333-170429) relate to securities which remain unsold as of this date, and remain available. Such fees will be offset against registration fees to become due under all offerings that may hereinafter be made under this registration statement.

(5)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.  Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(6)

Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)

Guarantees of the debt securities may be issued by subsidiaries of Terex Corporation that are listed on the following page under the caption “Table of Additional Registrants.” No separate consideration will be received for such guarantees.  Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

TABLE OF ADDITIONAL REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANTS	ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYER IDENTIFICATION NUMBER

A.S.V., Inc.	840 Lily Lane Grand Rapids, MN 55749 (218) 327-3434	Minnesota	3550	41-1459569
CMI Terex Corporation	P.O. Box 1985 I-40 and Morgan Road Oklahoma City, Oklahoma 73128 (405) 787 6020	Oklahoma	3531	73-0519810
Fantuzzi Noell USA, Inc.	333 North Randall Road, Suite 27 St. Charles, IL 60174 (630) 365-6136	Illinois	3550	36-3865231
Genie Financial Services, Inc.	18340 NE 76th Street P.O. Box 97030 Redmond, Washington 98073 (425) 881-1800	Washington	3550	91-1712115
Genie Holdings, Inc.	18340 NE 76th Street P.O. Box 97030 Redmond, Washington 98073 (425) 881-1800	Washington	3550	91-1666966
Genie Industries, Inc.	18340 NE 76th Street P.O. Box 97030 Redmond, Washington 98073 (425) 881-1800	Washington	3550	91-0815489
Genie International, Inc.	18340 NE 76th Street P.O. Box 97030 Redmond, Washington 98073 (425) 881-1800	Washington	3550	91-1975116
GFS National, Inc.	18340 NE 76th Street P.O. Box 97030 Redmond, Washington 98073 (425) 881-1800	Washington	3550	91-1959375
Loegering Mfg. Inc.	840 Lily Lane Grand Rapids Minnesota 55744 (218) 327-3434	North Dakota	3530	45-0310755
Powerscreen Holdings USA Inc.	*	Delaware	3530	61-1265609
Powerscreen International LLC	*	Delaware	3530	61-1340898
Powerscreen North America Inc.	*	Delaware	3530	61-1340891
Powerscreen USA, LLC	11001 Electron Drive Louisville, Kentucky 40299 (502) 267-2314	Kentucky	3530	31-1515625
Schaeff Incorporated	*	Iowa	3550	42-1097891
Schaeff of North America, Inc.	*	Delaware	3550	75-2852436
Terex Advance Mixer, Inc.	7727 Freedom Way Ft. Wayne, Indiana 46898 (260) 497-0728	Delaware	3550	06-1444818
Terex Aerials, Inc.	*	Wisconsin	3530	39-1028686
Terex Financial Services, Inc.	*	Delaware	3550	45-0497096
Terex South Dakota, Inc.	600 Oakwood Road Watertown, South Dakota 57201 (605) 882-4000	Delaware	3530	41-1603748
Terex USA, LLC	*	Delaware	3530	75-3262430
Terex Utilities, Inc.	*	Oregon	3550	93-0557703
Terex Washington, Inc.	18340 NE 76th Street P.O. Box 97030 Redmond, Washington 98073 (425) 881-1800	Washington	3550	91-1499412

*  Address and telephone number of principal executive offices are the same as those of Terex Corporation.

Prospectus

TEREX CORPORATION

Debt Securities

Preferred Stock

Securities Warrants

Common Stock

Depositary Shares

Guarantees of Debt Securities

We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.  This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

We will provide the specific terms of these securities and offerings in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents or dealers to other purchasers or through any combination of these methods.  The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is quoted on the New York Stock Exchange under the symbol "TEX". If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should consider the risk factors incorporated herein by reference, described under the heading “Risk Factors” beginning on page 5 of this prospectus and described in any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

In this prospectus "Terex," "we," "us," "our" and the "Company" refer to Terex Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find Additional Information" before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “should,” “expects,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

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our business is cyclical and weak general economic conditions affect the sales of our products and financial results;

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our ability to successfully integrate acquired businesses, including the recent acquisition of Demag Cranes AG;

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our ability to access the capital markets to raise funds and provide liquidity;

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our business is sensitive to government spending;

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our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;

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we have suffered losses from operations in the past and may suffer further losses from operations;

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a material disruption to one of our significant facilities;

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our retention of key management personnel;

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the financial condition of suppliers and customers, and their continued access to capital;

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our providing financing and credit support for some of our customers;

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we may experience losses in excess of recorded reserves;

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the carrying value of our goodwill and other indefinite-lived intangible assets could become impaired;

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our ability to obtain parts and components from suppliers on a timely basis at competitive prices;

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our ability to timely manufacture and deliver products to customers;

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the need to comply with restrictive covenants contained in our debt agreements;

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our ability to generate sufficient cash flow to service our debt obligations and operate our business;

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our business is global and subject to changes in exchange rates between currencies, regional economic conditions and trade restrictions;

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our operations are subject to a number of a potential risks, including changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws, and political instability;

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possible work stoppages and other labor matters;

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compliance with changing laws and regulations; particularly environmental and tax laws and regulations;

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litigation, product liability claims, patent claims, class action lawsuits and other liabilities;

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our ability to comply with an injunction and related obligations resulting from the settlement of an investigation by the SEC;

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our implementation of a global enterprise system and its performance; and

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other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of the date of this prospectus and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available free of charge on or through our Internet web site (http://www.terex.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file these materials with the SEC. Except as set forth under “Incorporation of Certain Documents by Reference,” information on our Internet website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut 06880, Attn: Investor Relations Department; Phone: (203) 222-7170; or at our Internet web site.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or any corresponding information or exhibits furnished under Item 9.01 to any such Current Report on Form 8-K):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 29, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on April 30, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed on August 7, 2012;

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our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed on October 29, 2012;

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our Definitive Proxy Statement filed on March 30, 2012;

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our Current Report on Form 8-K/A filed on November 1, 2011 (solely with respect to Exhibit 99.2);

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our Current Reports on Form 8-K filed on February 7, 2012, March 23, 2012, March 27, 2012, March 30, 2012, April 18, 2012, May 11, 2012,  July 18, 2012, August 13, 2012, August 29, 2012, October 2, 2012, October 15, 2012, October 17, 2012, October 22, 2012, November 1, 2012 and November 2, 2012; and

•

the description of our common stock on our Registration Statement on Form 8-A filed on February 22, 1991.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Terex Corporation

200 Nyala Farm Road

Westport, Connecticut 06880

Attn: Investor Relations Department

(203) 222-7170

You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

OUR COMPANY

Terex is a diversified global equipment manufacturer of a variety of capital goods machinery products.  We are focused on delivering reliable, customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, shipping, transportation, refining, energy and utility industries.  We operate in five reportable segments: (i) Aerial Work Platforms; (ii) Construction; (iii) Cranes; (iv) Material Handling & Port Solutions; and (v) Materials Processing.

Our Aerial Work Platforms segment designs, manufactures, refurbishes, services and markets aerial work platform equipment, telehandlers, light towers, bridge inspection equipment and utility equipment, as well as their related replacement parts and components.  Customers use these products to construct and maintain industrial, commercial and residential buildings and facilities, construct and maintain utility and telecommunication lines, trim trees, in construction and foundation drilling applications and for other commercial operations, as well as in a wide range of infrastructure projects.

Our Construction segment designs, manufactures and markets heavy and compact construction equipment, as well as roadbuilding equipment, including asphalt and concrete equipment and landfill compactors, as well as their related replacement parts and components.  Customers use these products in construction and infrastructure projects, in building roads and bridges, in quarrying and mining operations and for material handling applications.

Our Cranes segment designs, manufactures, services and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, lattice boom truck cranes and truck-mounted cranes (boom trucks), as well as their related replacement parts and components.  These products are used primarily for construction, repair and maintenance of commercial buildings, manufacturing facilities and infrastructure projects.

Our Material Handling & Port Solutions segment designs, manufactures, refurbishes, services and markets industrial cranes, including standard cranes, process cranes, rope and chain hoists, electric motors, light crane systems and crane components, as well as a diverse portfolio of port and rail equipment including mobile harbor cranes, straddle and sprinter carriers, gantry cranes, ship-to-shore cranes, reach stackers, empty container handlers, full container handlers, general cargo lift trucks, automated stacking cranes, automated guided vehicles and terminal automation technology, including software,  as well as their related replacement parts and components. The segment operates an extensive global sales and service network. Customers use these products for material handling at manufacturing and port and rail facilities.

Our Materials Processing segment designs, manufactures and markets materials processing equipment, including crushers, washing systems, screens, apron feeders, chippers and related components and replacement parts.  Construction, quarrying, mining, recycling, landscaping and government customers use our Materials Processing products in construction, recycling, landscaping and infrastructure projects, as well as various quarrying and mining applications.

We also assist customers in their rental, leasing and acquisition of our products through Terex Financial Services (“TFS”). TFS utilizes its equipment and financial leasing experience to provide a variety of financing solutions to our customers when they purchase or lease our equipment.

Our principal offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

RISK FACTORS

Investing in our securities involves risks.  Before making an investment decision, you should carefully consider the specific risks set forth in any applicable prospectus supplement, and under the caption “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this prospectus, and any other document that is incorporated by reference into this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	For the Year Ended December 31,
(dollars in millions)	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1) (2)	1.9x	1.5x	– (3)	– (3)	1.7x	9.8x
Amount of earnings deficiency for coverage of fixed charges	–	–	239.6	524.1	–	–

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding noncontrolling interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/write off of debt issuance costs and portion of rental expense representative of interest factor.

(2)	There are no shares of preferred stock outstanding.
(3)	Less than 1.0x.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

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our debt securities, which may be senior or subordinated, and the guarantees of the debt securities by one or more of our subsidiaries;

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warrants to purchase our debt securities, preferred stock, depositary shares and common stock; and

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our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see "— Global Securities" below.

Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders' consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under "— Special Situations When a Global Security Will Be Terminated" below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under "— Legal Ownership of Securities — Holders of Securities" above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

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DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

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brokers, banks and other financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under "— Legal Ownership of Securities — Holders of Securities" above.

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

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if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement the trustee under the indentures will be HSBC Bank USA, National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including whether any series is guaranteed and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Terex Corporation, and, unless otherwise specified in a prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

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the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

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the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

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if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

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if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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if a person other than HSBC Bank USA, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

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if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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the designation of the original currency determination agent, if any;

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if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

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if other than as set forth in the indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

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the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be convertible and the terms of any conversion provisions;

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the forms of the debt securities; and

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any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE CAPITAL STOCK

Our authorized capital stock consists of 350,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2012, there were 122,775,585 shares of common stock issued and 110,491,580 shares of common stock outstanding. Of the unissued shares of common stock at that date, 3,939,267 shares were reserved for issuance for the exercise of stock options and the vesting of restricted stock, and 10,615,392 shares were reserved for issuance upon conversion of our 4% Convertible Senior Subordinated Notes due 2015. As of September 30, 2012, there were no shares of preferred stock outstanding.

Common Stock

The following is a summary of the material terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our restated certificate of incorporation, as amended (“restated certificate of incorporation”), and amended and restated bylaws.

Each outstanding share of our common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock have equal ratable rights to any dividends that may be declared by the board of directors out of legally available funds.

Holders of our common stock have no conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding shares of our common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Our restated certificate of incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that our stockholders must provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meeting. This provision could be considered an "anti-takeover" provision.

Our common stock is traded on the New York Stock Exchange under the symbol "TEX". The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock

The following describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and any applicable prospectus supplement will describe:

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the distinctive serial designation and the number of shares;

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the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

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any voting powers of the shares;

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whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

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the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

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whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

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whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

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any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock with the amount of the fractional interest to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of senior debt securities or subordinated debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

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the offering price;

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the currencies in which the securities warrants are being offered;

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the designation, aggregate principal amount, currencies, denominations and terms of the series of the senior debt securities or subordinated debt securities that can be purchased upon exercise;

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the designation and terms of any series of senior debt securities or subordinated debt securities with which the securities warrants are being offered and the number of securities warrants offered with each senior debt security or subordinated debt security;

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the date on and after which the holder of the securities warrants can transfer them separately from the series of senior debt securities or subordinated debt securities;

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the principal amount of the series of senior debt securities or subordinated debt securities that can be purchased upon exercise and the price at which and currencies in which the principal amount may be purchased upon exercise;

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the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

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any other terms of the securities warrants.

If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of the Capital Stock – Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock.”

PLAN OF DISTRIBUTION

General

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents or dealers to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities may include the following information:

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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the purchase price of the securities;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price; and

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any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

 We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

 If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

We may enter into agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us or our affiliates from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

 Price Stabilization and Short Positions

 If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Bryan Cave LLP, New York, New York and by Eric I Cohen, Esq., General Counsel of the Company.  We pay Mr. Cohen a salary and a bonus and he is a participant in various employee benefit plans offered by us and owns and has equity awards relating to shares of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Terex Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 and Terex Corporation’s Current Report on Form 8-K, as filed with the SEC on November 1, 2012, have been so incorporated, in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of internal control over financial reporting of Demag Cranes AG and its consolidated subsidiaries that the registrant acquired, as of December 31, 2011) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Demag Cranes AG as of September 30, 2010, and for the year then ended, incorporated by reference in this Prospectus have been audited by Deloitte & Touche GmbH, independent auditors, as stated in their report (which report expresses a qualified opinion and includes an explanatory paragraph relating to the presentation of comparative financial statements), which is incorporated by reference herein from Exhibit 99.2 in the Current Report on Form 8-K/A as filed with the SEC on November 1, 2011. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the Registrants in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).

SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee's fees and expenses	$(2)
Blue sky fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)   Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)   Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law ("DGCL") and Terex's amended and restated by-laws provide for the indemnification of Terex's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.

Terex's amended and restated by-laws generally requires Terex to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act of 1933, and/or the Securities Exchange Act of 1934; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to Terex, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the amended and restated by-laws provide that directors or officers initiating an action are not entitled to indemnification.

The amended and restated by-laws of Terex also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) Terex may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge Terex's denial to furnish him or her with requested indemnification. Additionally, the restated by-laws provide that the adverse termination of an action against an officer or director, is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

Finally, Terex's restated certificate of incorporation contains a provision which eliminates the personal liability of a director to Terex and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to Terex or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the restated certificate of incorporation offers persons who serve on the Board of Directors of Terex protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for Terex. As a result of this provision, the ability of Terex or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of Section 145 of the DGCL has not been tested in court, the SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

 Terex maintains a directors' and officers' insurance policy which insures the officers and directors of Terex from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Terex.

 Any underwriting agreements that we may enter into will likely provide for the indemnification of Terex, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16. Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

 (a)       (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)       That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX CORPORATION
(Registrant)

By:	/s/ Ronald M. DeFeo
Ronald M. DeFeo
Chairman and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Senior Vice President-Chief Financial Officer (Principal Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Mark I. Clair	Vice President, Controller & Chief Accounting Officer (Principal Accounting Officer)	November 1, 2012
Mark I. Clair

/s/ G. Chris Andersen	Lead Director	November 1, 2012
G. Chris Andersen

/s/ Paula H. J. Cholmondeley	Director	November 1, 2012
Paula H. J. Cholmondeley

/s/ Don DeFosset	Director	November 1, 2012
Don DeFosset

/s/ Thomas J. Hansen	Director	November 1, 2012
Thomas J. Hansen

/s/ David A. Sachs	Director	November 1, 2012
David A. Sachs

/s/ Oren G. Shaffer	Director	November 1, 2012
Oren G. Shaffer

/s/ David C. Wang	Director	November 1, 2012
David C. Wang

/s/ Scott W. Wine	Director	November 1, 2012
Scott W. Wine

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

A.S.V., INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

CMI TEREX CORPORATION
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Ellis	President (Principal Executive Officer)	November 1, 2012
George Ellis

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

FANTUZZI NOELL USA, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Klaus-Peter Hoffman	President (Principal Executive Officer)	November 1, 2012
Klaus-Peter Hoffman

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

GENIE FINANCIAL SERVICES, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ford	President (Principal Executive Officer)	November 1, 2012
Timothy A. Ford

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

GENIE HOLDINGS, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

GENIE INDUSTRIES, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ford	President (Principal Executive Officer)	November 1, 2012
Timothy A. Ford

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

GENIE INTERNATIONAL, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ford	President (Principal Executive Officer)	November 1, 2012
Timothy A. Ford

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX WASHINGTON, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ford	President (Principal Executive Officer)	November 1, 2012
Timothy A. Ford

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

GFS NATIONAL, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ford	President (Principal Executive Officer)	November 1, 2012
Timothy A. Ford

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

LOEGERING MFG. INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

POWERSCREEN HOLDINGS USA INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

POWERSCREEN INTERNATIONAL LLC
(Registrant)

By:	Powerscreen North America Inc.,
as Managing Member

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

POWERSCREEN NORTH AMERICA INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

POWERSCREEN USA, LLC
(Registrant)

By:	Powerscreen Holdings USA Inc.,
as Managing Member

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

SCHAEFF INCORPORATED
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

SCHAEFF OF NORTH AMERICA, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX ADVANCE MIXER, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Ellis	President (Principal Executive Officer)	November 1, 2012
George Ellis

/s/ Phillip C. Widman	Senior Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Senior Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX AERIALS, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	Chairman, President and Director (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX FINANCIAL SERVICES, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ramon Oliu	President and Director (Principal Executive Officer)	November 1, 2012
Ramon Oliu

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX USA, LLC
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Senior Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald M. DeFeo	Chief Executive Officer and Manager (Principal Executive Officer)	November 1, 2012
Ronald M. DeFeo

/s/ Phillip C. Widman	Senior Vice President, Chief Financial Officer and Manager (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Senior Vice President, Secretary and Manager	November 1, 2012
Eric I Cohen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX UTILITIES, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip C. Widman	Director	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	President, Secretary and Director (Principal Executive)	November 1, 2012
Eric I Cohen

/s/ Donald Anderson	Vice President and Director (Principal Accounting and Financial Officer)	November 1, 2012
Donald Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on November 1, 2012.

TEREX SOUTH DAKOTA, INC.
(Registrant)

By:	/s/ Eric I Cohen
Eric I Cohen
Vice President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and to any registration statement filed under Securities and Exchange Commission Rule 462(b), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Ford	President (Principal Executive Officer)	November 1, 2012
Timothy A. Ford

/s/ Phillip C. Widman	Vice President – Finance and Director (Principal Accounting and Financial Officer)	November 1, 2012
Phillip C. Widman

/s/ Eric I Cohen	Vice President, Secretary and Director	November 1, 2012
Eric I Cohen

/s/ Ronald M. DeFeo	Director	November 1, 2012
Ronald M. DeFeo

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to Terex Corporation’s Registration Statement on Form S-1 filed on February 16, 1994)
3.2

Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to Terex Corporation’s Annual Report on Form 10-K for the year ended December 31, 1997 filed on March 30, 1998)

3.3

Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated September 5, 1998 (incorporated by reference to Exhibit 3.3 to Terex Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998 filed on March 31, 1999)

3.4

Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated July 17, 2007 (incorporated by reference to Exhibit 3.1 to Terex Corporation’s Current Report on Form 8-K filed on July 17, 2007)

3.5	Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.1 to Terex Corporation’s Current Report on Form 8-K filed on December 13, 2011)
4.1

Indenture, dated July 20, 2007, by and between Terex Corporation and HSBC Bank USA, National Association, as trustee, relating to the senior debt securities (incorporated by reference to Exhibit 4.1 to Terex Corporation’s Registration Statement on Form S-3 filed on July 24, 2007)

4.2

Indenture, dated July 20, 2007, by and between Terex Corporation and HSBC Bank USA, National Association, as trustee, relating to the subordinated debt securities (incorporated by reference to Exhibit 4.2 to Terex Corporation’s Registration Statement on Form S-3 filed on July 24, 2007)

4.3**	Form of Senior Debt Security
4.4**	Form of Subordinated Debt Security
4.5**	Form of Certificate of Designation
4.6**	Form of Depositary Agreement
4.7**	Form of Depositary Receipt
5.1*	Opinion of Bryan Cave LLP
5.2*	Opinion of Eric I Cohen, Esq., General Counsel of the Registrant, regarding the Guarantees of Debt Securities
12.1	Calculation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to Terex Corporation’s Annual Report on Form 10-K filed on February 29, 2012)
23.1*	Consent of Bryan Cave LLP (included in Exhibit 5.1)
23.2*	Consent of Eric I Cohen, Esq., General Counsel of the Registrant (included in Exhibit 5.2)
23.3*	Consent of PricewaterhouseCoopers LLP
23.4*	Consent of Deloitte & Touche GmbH
24.1*	Powers of Attorney (included on the signature page herein)
25.1*	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture
25.2*	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture

*	Filed herewith.
**	Executed versions of this agreement or item, if any, will be filed by Current Report on Form 8-K after the issuance of the securities to which they relate.